Exhibit 10.5

Adjustment of Outstanding SITE Centers Corp. Equity Awards
(Reverse Stock Split)

August 19, 2024

Introduction

Effective August 19, 2024, SITE Centers Corp. (“SITC”) effectuated a reverse stock split of the outstanding common shares, par value $0.10 per share, of SITC (“Common Shares”), as well as those held in treasury, at a ratio of 1-for-4 (the “Reverse Stock Split”). For more information about the Reverse Stock Split, please refer to the definitive proxy statement filed by SITC with the U.S. Securities and Exchange Commission on April 2, 2024 (the “Proxy Statement”).

This notice (“Notice”) describes the adjustment of outstanding SITC time-based restricted share unit, performance-based restricted share unit, and stock option awards, to the extent you held each (or any) of such awards immediately prior to the Reverse Stock Split, all as now reflected in your account on the Shareworks website, as accessed through SITC’s intranet.

Terms of Each Adjusted RSU Award

As a result of the Reverse Stock Split, each time-based restricted share unit award that was outstanding as of immediately prior to the Reverse Stock Split, and granted by SITC to you (if any) ( “RSU Award”) pursuant to the terms of the applicable SITC equity incentive plan (“Equity Plan”) and related grant agreement documentation (the “RSU Agreement”), was equitably adjusted pursuant to its terms effective as of the completion of the Reverse Stock Split as follows (each, an “Adjusted RSU Award”):

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The number of Common Shares subject to the unvested portion of such RSU Award was divided by four (with the result rounded down to the nearest whole Common Share, eliminating any fraction) (the “Adjusted RSU Number”); and
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For any portion of such RSU Award that remained unvested, the number of Common Shares subject to such Adjusted RSU Number was divided (1) equally by, or (2) only in the case of any such RSU Award without a substantially equal number of units vesting on each date in the original vesting schedule, proportionately (in accordance with the original vesting schedule) based on, the number of vesting dates remaining in the original vesting schedule applicable to such RSU Award, and the resulting number (or numbers, as applicable, in the case of any such proportionate division) is the “Adjusted RSU Per Tranche Amount”. The Adjusted RSU Award will continue to vest in accordance with the original vesting schedule for such RSU Award, provided that each Adjusted RSU Per Tranche Amount (rounded down to the nearest whole Common Share) will vest on each of the applicable vesting dates remaining in the original vesting schedule. However, all fractional portions of all Adjusted RSU Per Tranche Amounts will be aggregated and rounded down to the nearest whole Common Share (such rounded sum, the “Fractional RSU Amount”). The very first Adjusted RSU Per Tranche

Amount to vest following the Reverse Stock Split will then be increased by the number of restricted share units equal to the Fractional RSU Amount. Any remaining fractional unit that would otherwise be settled will be eliminated for no consideration or payment.

This adjustment was determined by the Compensation Committee of the Board of Directors of SITC (the “Committee”) under the terms of the Equity Plan. Except as provided herein, each Adjusted RSU Award continues to be governed by (1) the RSU Agreement that governs such RSU Award (implementing the changes as described in the bullet points above), and (2) the Equity Plan under which such RSU Award was granted.

Terms of Each Adjusted PRSU Award

As a result of the Reverse Stock Split, each performance-based restricted share unit award that was outstanding as of immediately prior to the Reverse Stock Split and granted by SITC to you (if any) ( “PRSU Award”) pursuant to the terms of the Equity Plan and related grant agreement documentation (the “PRSU Agreement”), was equitably adjusted pursuant to its terms effective as of the completion of the Reverse Stock Split as follows (each, an “Adjusted PRSU Award”):

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The “target” number of Common Shares subject to such PRSU Award was divided by four (with the result rounded down to the nearest whole Common Share, eliminating any fraction); and
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The “beginning stock price” for SITC for purposes of the performance metrics and goals applicable to such PRSU Award was multiplied by four (with the result rounded up to the nearest whole cent).

This adjustment was determined by the Committee under the terms of the Equity Plan. Except as provided herein, each Adjusted PRSU Award generally continues to be governed by (1) the PRSU Agreement that governs such PRSU Award (implementing the two changes as described in the bullet points above), and (2) the Equity Plan under which such PRSU Award was granted.

Terms of Each Adjusted Option

As a result of the Reverse Stock Split, each stock option that was outstanding as of immediately prior to the Reverse Stock Split and granted by SITC to you (if any) (“Option”) pursuant to the terms of the Equity Plan and related grant agreement documentation (the “Option Agreement”), was equitably adjusted pursuant to its terms effective as of the completion of the Reverse Stock Split as follows (each, an “Adjusted Option”):

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The exercise price of the Option was multiplied by four; and
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The number of Common Shares subject to such Option was divided by four (with the result rounded down to the nearest whole Common Share, eliminating any fraction).

These adjustments were determined by the Committee under the terms of the Equity Plan. Except as provided herein, each Adjusted Option continues to be governed by (1) the Option Agreement that governs such Option (implementing the changes as described in the bullet points above), and (2) the Equity Plan under which such Option was granted.

General Provisions

This Notice shall be taken together with, and shall serve as an amendment to, the applicable award agreements described herein governing each of your RSU Awards, PRSU Awards and/or Options, as applicable. This Notice and the changes described herein are automatically effective as of the effective date first described above.